EMRISE CORPORATION ANNOUNCES

DISTRIBUTION TO STOCKHOLDERS OF FOURTH LIQUIDATION DIVIDEND

WOODBRIDGE, NJ – June 5, 2017 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), announced today that it has instructed its paying agent, VStock Transfer, LLC (Paying Agent), to begin the process of distributing the previously announced fourth liquidation dividend of $980,000, or $0.09 per share, to its stockholders of record as of the close of business on July 7, 2015 (the Distribution).

The Distribution is being made in connection with the Company’s previously announced voluntary Plan of Dissolution that was approved by EMRISE stockholders at a special meeting held on June 25, 2015 (the Plan).

The Distribution brings the aggregate total of liquidation dividends distributed to stockholders under the Plan to $14.35 million, or $1.32 per share.

Stockholders Holding Physical Certificates.

For those stockholders who hold physical certificates for their shares of EMRISE common stock (“Certificate Holders”), it is expected that checks for the Distribution will be mailed this week to the Certificate Holders’ latest mailing addresses on file with the Company’s Paying Agent. Certificate Holders should contact the Paying Agent if they do not receive a check or if they need to make any changes to their addresses or accounts.

Stockholders Holding in “Street Name.”

For stockholders whose shares of EMRISE common stock are held in “Street Name” at a brokerage firm (“Street Name Holders”), it is expected that the aggregate amount of funds required for the Distribution to the Street Name Holders will be sent to DTC (Depository Trust Company) today. DTC will then wire transfer to each of the brokerage firms involved the funds necessary for the brokerage firms to deposit the Distribution into the Street Name Holders’ brokerage accounts where EMRISE shares of common stock are held. Street Name Holders should contact their brokerage firms if they have any questions regarding the receipt, processing and/or timing of the Distribution.

Final Distribution

As announced on May 12 of this year, EMRISE cannot determine at this time if it will be able to make another liquidation dividend distribution to its stockholders. If made, the amount of any such distribution would depend on a variety of factors including the payment of State and Federal taxes and other costs and liabilities associated with the dissolution of the Company. If EMRISE can make another liquidation dividend distribution to its stockholders, it would be the final such distribution, the amount would be minimal and it would only be made upon completion of the voluntary dissolution of the Company, which is currently scheduled to occur in July 2018.

In the future, EMRISE intends to only make public disclosures that are necessary to provide its stockholders with essential information about the status of the Plan.

Other Information

As previously disclosed, the Distribution consists of funds from the sale of the Company’s assets after distributing the prior three liquidation dividends to stockholders; the payment of all obligations to date associated with the Plan; and after deducting the amount the Company believes will be required to pay State and Federal taxes and any remaining costs or liabilities incurred in connection with the dissolution of the Company.

For a detailed description of the Plan and the matters relating to it, stockholders are encouraged to read carefully the Company’s news release dated June 30, 2015, its Form 8-K filed with the Securities and Exchange Commission (SEC) on July 1, 2015, and the Proxy Statement it mailed to stockholders beginning May 11, 2015.

Details of the sale of the Company’s wholly owned Electronic Devices subsidiary in England, EMRISE Electronics Ltd. (EEL), are contained in the Company’s news releases disseminated on June 30, 2015 and March 23, 2015, in its Proxy Statement mailed to stockholders beginning May 11, 2015 and in Forms 8-K filed with the SEC. Details of the sale of CXR-AJ are contained in the Company’s news releases disseminated on February 18, 2016 and December 28, 2015, and in Forms 8-K filed with the (SEC).

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transaction and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Distribution or the Company’s dissolution and related transactions pursuant to the Plan.

CONTACTS:

Allison Niccolls

Director of Operations

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436 Ext. 103

Facsimile: (646) 536-3179

www.VStockTransfer.com

or

Rene Caron

DresnerAllenCaron

(949) 474-4300

rcaron@dresnerallencaron.com

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